Exhibit 99.1

FOR IMMEDIATE RELEASE

NOVEMBER 6, 2024

Investor Relations: Brian Brungardt, Senior Director of Investor Relations, 214-721-9353, brian.brungardt@enlink.com

Media Relations: Megan Wright, Director of Corporate Communications, 214-721-9694, megan.wright@enlink.com

EnLink Midstream Reports Third Quarter 2024 Results

DALLAS, November 6, 2024 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) today reported financial results for the third quarter of 2024.

Highlights

●	Reported net income of $43.1 million and net cash provided by operating activities of $260.1 million for the third quarter of 2024.
●	Generated adjusted EBITDA, net to EnLink, of $345.0 million for the third quarter of 2024.
●	Delivered $122.4 million of free cash flow after distributions (FCFAD) for the third quarter of 2024.
●	Repurchased approximately $45.4 million[1] of common units in the third quarter of 2024. EnLink has repurchased approximately $145 million of common units through the first nine months of 2024.
●	Contracted an additional 200,000 million British thermal units per day (MMBtu/d) of long-term transportation capacity delivering natural gas to end users in Louisiana.
●	Subsequent to the quarter, EnLink continued to simplify its capital structure with the redemption of all remaining Series C preferred units.
●	Subsequent to the ONEOK transaction closing, S&P Global Ratings upgraded EnLink's credit rating to "BBB" from "BBB-." EnLink remains on "Credit Watch Positive" at Fitch Ratings Inc. with a "BBB-" credit rating.

“EnLink delivered a very strong third quarter due to the consistent execution of our strategy,” EnLink President and Chief Executive Officer Jesse Arenivas said. “In Louisiana, we continue to move forward with our natural gas capacity expansions and storage projects, and, in the Permian, where we completed our third plant relocation earlier this year, we see consistent producer activity that will drive our next phase of growth. While we execute these growth strategies, we remain focused on our primary goal of creating unitholder value and financial flexibility by generating solid free cash flow after distributions."

Adjusted EBITDA and FCFAD used in this press release are non-GAAP measures and are explained in greater detail under "Non-GAAP Financial Information" below.

1 Includes $20.4 million of common units repurchased from GIP pursuant to our Unit Repurchase Agreement, which settled on October 2, 2024. The Unit Repurchase Agreement was terminated on October 2, 2024.

Third Quarter 2024 Financial Results and Highlights

$MM, unless noted	Third Quarter 2024		Second Quarter 2024		Third Quarter 2023
Net Income (1)	43		67		66
Adjusted EBITDA, net to EnLink	345		306		342
Net Cash Provided by Operating Activities	260		163		274
Capex, Plant Relocation Costs, net to EnLink & Investment Contributions	78		103		126
Free Cash Flow After Distributions	122		53		66
Debt to Adjusted EBITDA, net to EnLink (2)	3.3	x	3.3	x	3.4	x
Common Units Outstanding (3)	457,073,081		461,449,461		456,851,424

(1) Net income is before non-controlling interest.

(2) Calculated according to credit facility leverage covenant.

(3) Outstanding common units as of October 31, 2024, August 1, 2024, and October 26, 2023, respectively.

2024 Financial Guidance Update

EnLink remains on pace to achieve the midpoint of its previously announced 2024 adjusted EBITDA guidance range of $1.31 billion to $1.41 billion. Capital expenditures, plant relocation costs, net to EnLink, and investment contributions are expected to be near the midpoint of the guidance range of $435 million to $485 million. FCFAD is on pace to achieve the upper end of the 2024 guidance range of $265 million to $315 million.

Third Quarter 2024 Segment Updates

Permian Basin:

●	Segment profit for the third quarter of 2024 was $142.9 million, including operating expenses related to plant relocation of $2.1 million and unrealized derivative gains of $2.6 million. Excluding plant relocation operating expenses and unrealized derivative activity, segment profit in the third quarter of 2024 grew approximately 28% sequentially and grew approximately 26% over the third quarter of 2023.
●	Average natural gas gathering volumes for the third quarter of 2024 were flat compared to the second quarter of 2024 but were approximately 10% higher compared to the third quarter of 2023.
●	Average natural gas processing volumes for the third quarter of 2024 were approximately 1% higher compared to the second quarter of 2024 and approximately 10% higher compared to the third quarter of 2023. EnLink continues to benefit from consistent producer drilling and completion activity from its diversified customer mix of more than 15 producers.
●	Average crude gathering volumes for the third quarter of 2024 were approximately 2% higher compared to the second quarter of 2024 and approximately 11% higher compared to the third quarter of 2023.

Louisiana:

●	Segment profit for the third quarter of 2024 was $99.7 million, including unrealized derivative gains of $11.3 million. Excluding unrealized derivative activity, segment profit in the third quarter of 2024 grew approximately 12% sequentially but decreased 5% compared to the third quarter of 2023.
●	Average natural gas transportation volumes for the third quarter of 2024 were approximately 9% lower compared to the second quarter of 2024 but were approximately 4% higher compared to the third quarter of 2023.
●	Natural gas liquids (NGL) fractionation volumes for the third quarter of 2024 were approximately 6% lower compared to the second quarter of 2024 and 9% lower compared to the third quarter of 2023.

●	EnLink continues to experience robust demand for last mile delivery of natural gas to end users in southeast Louisiana. EnLink successfully executed 200,000 MMBtu/d of long-term transportation contracts, and the new contracted capacity is expected to generate approximately $15 million of incremental annual cash flows beginning in the fourth quarter of 2024.
●	EnLink expects to benefit from normal seasonal strength in the NGL business in the fourth quarter of 2024.

Oklahoma:

●	Segment profit for the third quarter of 2024 was $105.4 million, including unrealized derivative gains of $3.0 million. Excluding unrealized derivative activity, segment profit in the third quarter of 2024 was flat sequentially but decreased approximately 6% over the third quarter of 2023. The prior-year quarter comparison reflects the impact of the previously disclosed one-time contract reset in the first quarter of 2024.
●	Average natural gas gathering volumes for the third quarter of 2024 were approximately 2% higher compared to the second quarter of 2024 and approximately 2% higher compared to the third quarter of 2023.
●	Average natural gas processing volumes for the third quarter of 2024 were approximately 2% higher compared to the second quarter of 2024 and approximately 1% higher compared to the third quarter of 2023.
●	Average crude gathering volumes during the third quarter of 2024 were approximately 1% lower compared to the second quarter of 2024 and approximately 19% lower compared to the third quarter of 2023.

North Texas:

●	Segment profit for the third quarter of 2024 was $58.8 million, including unrealized derivative gains of $1.1 million. Excluding unrealized derivative activity, segment profit in the third quarter of 2024 grew approximately 8% sequentially but decreased approximately 17% compared to the third quarter of 2023. The prior-year quarter comparison reflects the impact from the previously disclosed one-time contract reset in the first quarter of 2024.
●	Average natural gas gathering and transportation volumes for the third quarter of 2024 were approximately 3% higher compared to the second quarter of 2024 but were approximately 3% lower compared to the third quarter of 2023.
●	Average natural gas processing volumes for the third quarter of 2024 were approximately 4% higher compared to the second quarter of 2024 but were approximately 3% lower compared to the third quarter of 2023.

About EnLink Midstream

Headquartered in Dallas, EnLink Midstream (NYSE: ENLC) provides integrated midstream infrastructure services for natural gas, crude oil, and NGLs, as well as CO2 transportation for carbon capture and sequestration (CCS). Our large-scale, cash-flow-generating asset platforms are in premier production basins and core demand centers, including the Permian Basin, Louisiana, Oklahoma, and North Texas. EnLink is focused on maintaining the financial flexibility and operational excellence that enables us to strategically grow and create sustainable value. Visit www.EnLink.com to learn how EnLink connects energy to life.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principles financial measures that we refer to as adjusted EBITDA and free cash flow after distributions (FCFAD).

We define adjusted EBITDA as net income (loss) plus (less) interest expense, net of interest income; depreciation and amortization; impairments; (income) loss from unconsolidated affiliate investments; distributions from unconsolidated affiliate investments; (gain) loss on disposition of assets; (gain) loss on extinguishment of debt; (gain) loss on litigation settlement; unit-based compensation; income tax expense (benefit); unrealized (gain) loss on commodity derivatives; costs associated with the relocation of processing facilities; accretion expense associated with asset retirement obligations; transaction costs; non-cash expense related to changes in the fair value of contingent consideration; (non-cash rent); and (non-controlling interest share of adjusted EBITDA from joint ventures).

We define free cash flow after distributions as adjusted EBITDA, net to ENLC, plus (less) (growth and maintenance capital expenditures, excluding capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); (interest expense, net of interest income); (distributions declared on common units); (cash distributions earned by the Series B Preferred Units and the Series C Preferred Units); (payment to redeem mandatorily redeemable non-controlling interest); (costs associated with the relocation of processing facilities, excluding costs that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); non-cash interest (income)/expense; (contributions to investment in unconsolidated affiliates); (payments to terminate interest rate swaps); (current income taxes); (earnout payments related to the Amarillo Rattler Acquisition and the Central Oklahoma Acquisition); (non-cash gain associated with a lease modification); and proceeds from the sale of equipment and land.

EnLink believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and previously-reported results and a meaningful measure of the company’s cash flow after it has satisfied the capital and related requirements of its operations. In addition, adjusted EBITDA is used as a metric in our short-term incentive program for compensating employees and in our performance awards for executives.

Adjusted EBITDA and free cash flow after distributions, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of EnLink’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables. See EnLink’s filings with the Securities and Exchange Commission for more information.

Other definitions and explanations of terms used in this press release:

Segment profit (loss) is defined as revenues, less cost of sales (exclusive of operating expenses and depreciation and amortization), less operating expenses. Segment profit (loss) includes non-cash compensation expenses reflected in operating expenses. See “Item 8. Financial Statements and Supplementary Data - Note 16 - Segment Information” in ENLC’s Annual Report on Form 10-K for the year ended December 31, 2023, and, when available, “Item 1. Financial Statements - Note 11—Segment Information” in ENLC’s Quarterly Report on Form 10-Q for the three months ended September 30, 2024, for further information about segment profit (loss).

The Ascension JV is a joint venture between a subsidiary of EnLink and a subsidiary of Marathon Petroleum Corporation in which EnLink owns a 50% interest and Marathon Petroleum Corporation owns a 50% interest. The Ascension JV, which began operations in April 2017, owns an NGL pipeline that connects EnLink’s Riverside fractionator to Marathon Petroleum Corporation’s Garyville refinery.

The Delaware Basin JV is a joint venture between EnLink and an affiliate of NGP Natural Resources XI, L.P. ("NGP") in which EnLink owns a 50.1% interest and NGP owns a 49.9% interest. The Delaware Basin JV, which was formed in August 2016, owns the Lobo processing facilities and the Tiger processing plant located in the Delaware Basin in Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including, but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “shall,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” “expect,” “continue,” and similar expressions. Such forward-looking statements include, but are not limited to, statements about ONEOK's pursuit of a Public Unit Transaction (as defined herein), guidance, projected or forecasted financial and operating results, future results and growth of our CCS business, potential financial arrangements with CCS counterparties, acquisitions, or growth capital expenditures, timing for completion of construction or expansion projects, results in certain basins, cost savings or operational, environmental, and climate change initiatives, profitability, financial or leverage metrics, repurchases of common or preferred units, our future capital structure and credit ratings, objectives, strategies, expectations, and intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a) potential conflicts of interest of ONEOK, with us and the potential for ONEOK to compete with us or favor ONEOK’s own interests to the detriment of our other unitholders, (b) adverse developments in the midstream business that may reduce our ability to make distributions, (c) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (d) decreases in the volumes that we gather, process, fractionate, or transport, (e) our ability or our customers’ ability to receive or renew required government or third party permits and other approvals, (f) increased federal, state, and local legislation, and regulatory initiatives, as well as government reviews relating to hydraulic fracturing resulting in increased costs and reductions or delays in natural gas production by our customers, (g) climate change legislation and regulatory initiatives resulting in increased operating costs and reduced demand for the natural gas and NGL services we provide, (h) changes in the availability and cost of capital, (i) volatile prices and market demand for crude oil, condensate, natural gas, and NGLs that are beyond our control, (j) debt levels that could limit our flexibility and adversely affect our financial health or limit our flexibility to obtain financing and to pursue other business opportunities, (k) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, (l) reductions in demand for NGL products by the petrochemical, refining, or other industries or by the fuel markets, (m) our dependence on significant customers for a substantial portion of the natural gas and crude that we gather, process, and transport, (n) construction risks in our major development projects, (o) challenges we may face in connection with our strategy to build a CCS transportation business and to enter into other new lines of business related to the energy transition, (p)our ability to effectively integrate and manage assets we acquire through acquisitions, (q) the impact of the coronavirus (COVID-19) pandemic (including the impact of any new variants of the virus) and similar pandemics, (r) impairments to goodwill, long-lived assets and equity method investments, (s) the effects of existing and future laws and governmental regulations, and other uncertainties and (t) whether ONEOK is able to consummate its publicly announced intention to pursue an acquisition of the remaining ENLC common units not held by it (a "Public Unit Transaction"). These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. EnLink assumes no obligation to update any forward-looking statements.

The EnLink management team based the forecasted financial information included herein on certain information and assumptions, including, among others, the producer budgets / forecasts to which EnLink has access as of the date of this press release and the projects / opportunities expected to require capital expenditures as of the date of this press release. The assumptions, information, and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink's future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

EnLink Midstream, LLC

Selected Financial Data

(All amounts in millions except per unit amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total revenues	$1,608.4	$1,746.2	$4,807.4	$5,043.8

Operating costs and expenses:
Cost of sales, exclusive of operating expenses and depreciation and amortization	1,067.6	1,244.7	3,280.6	3,535.6
Operating expenses	134.0	143.3	441.8	412.5
Depreciation and amortization	186.1	163.8	514.0	489.5
Impairments	71.0	20.7	85.2	20.7
(Gain) loss on disposition of assets	0.7	(0.6)	(0.1)	(1.8)
General and administrative	30.0	30.4	115.4	87.8
Total operating costs and expenses	1,489.4	1,602.3	4,436.9	4,544.3
Operating income	119.0	143.9	370.5	499.5
Other income (expense):
Interest expense, net of interest income	(67.7)	(67.9)	(199.8)	(205.2)
Gain on extinguishment of debt	9.5	—	9.5	—
Income (loss) from unconsolidated affiliate investments	(11.6)	1.0	(12.1)	(3.7)
Other income (expense)	0.9	(0.6)	5.2	(0.2)
Total other expense	(68.9)	(67.5)	(197.2)	(209.1)
Income before non-controlling interest and income taxes	50.1	76.4	173.3	290.4
Income tax expense	(7.0)	(10.6)	(13.2)	(40.5)
Net income	43.1	65.8	160.1	249.9
Net income attributable to non-controlling interest	29.1	36.3	93.5	107.9
Net income attributable to ENLC	$14.0	$29.5	$66.6	$142.0
Net income attributable to ENLC per unit:
Basic common unit	$(0.03)	$0.06	$0.08	$0.31
Diluted common unit	$(0.03)	$0.06	$0.08	$0.30

Weighted average common units outstanding (basic)	458.6	459.3	453.8	464.1
Weighted average common units outstanding (diluted)	458.6	463.9	456.4	468.4

EnLink Midstream, LLC

Reconciliation of Net Income to Adjusted EBITDA

(All amounts in millions)

 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$43.1	$65.8	$160.1	$249.9
Interest expense, net of interest income	67.7	67.9	199.8	205.2
Depreciation and amortization	186.1	163.8	514.0	489.5
Impairments	71.0	20.7	85.2	20.7
(Income) loss from unconsolidated affiliate investments	11.6	(1.0)	12.1	3.7
Distributions from unconsolidated affiliate investments	—	0.1	—	2.4
(Gain) loss on disposition of assets	0.7	(0.6)	(0.1)	(1.8)
Gain on extinguishment of debt	(9.5)	—	(9.5)	—
Loss on litigation settlement (1)	—	—	23.0	—
Unit-based compensation	5.7	5.7	16.5	14.2
Income tax expense	7.0	10.6	13.2	40.5
Unrealized (gain) loss on commodity derivatives	(18.0)	22.9	4.1	19.0
Costs associated with the relocation of processing facilities (2)	2.1	2.9	28.3	5.0
Other (3)	0.1	0.1	1.6	0.6
Adjusted EBITDA before non-controlling interest	367.6	358.9	1,048.3	1,048.9
Non-controlling interest share of adjusted EBITDA from joint ventures (4)	(22.6)	(17.0)	(59.6)	(49.7)
Adjusted EBITDA, net to ENLC	$345.0	$341.9	$988.7	$999.2

(1)	Relates to the loss incurred to settle litigation that arose from Winter Storm Uri and is not part of our ongoing operations.

(2)	Represents cost incurred to execute discrete, project-based strategic initiatives aimed at realigning available processing capacity from our Oklahoma and North Texas segments to the Permian segment. These costs are not part of our ongoing operations.

(3)	Includes transaction costs, non-cash expense related to changes in the fair value of contingent consideration, accretion expense associated with asset retirement obligations, and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(4)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP Natural Resources XI, L.P. ("NGP")’s 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon Petroleum Corporation’s 50% share of adjusted EBITDA from the Ascension JV.

EnLink Midstream, LLC

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

and Free Cash Flow After Distributions

(All amounts in millions except ratios and per unit amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$260.1	$274.2	$716.0	$862.0
Interest expense (1)	66.1	66.3	195.2	200.3
Costs associated with the relocation of processing facilities (2)	2.1	2.9	28.3	5.0
Loss on litigation settlement (3)	—	—	23.0	—
Other (4)	1.3	0.9	5.3	1.7
Changes in operating assets and liabilities which (provided) used cash:
Accounts receivable, accrued revenues, inventories, and other	(63.5)	156.9	(52.0)	(92.8)
Accounts payable, accrued product purchases, and other accrued liabilities	101.5	(142.3)	132.5	72.7
Adjusted EBITDA before non-controlling interest	367.6	358.9	1,048.3	1,048.9
Non-controlling interest share of adjusted EBITDA from joint ventures (5)	(22.6)	(17.0)	(59.6)	(49.7)
Adjusted EBITDA, net to ENLC	345.0	341.9	988.7	999.2
Growth capital expenditures, net to ENLC (6)	(48.9)	(97.4)	(192.3)	(264.7)
Maintenance capital expenditures, net to ENLC (6)	(21.6)	(18.3)	(55.9)	(52.5)
Interest expense, net of interest income	(67.7)	(67.9)	(199.8)	(205.2)
Distributions declared on common units	(62.4)	(57.5)	(183.0)	(174.3)
ENLK preferred unit cash distributions earned (7)	(13.7)	(24.6)	(61.9)	(72.2)
Payment to redeem mandatorily redeemable non-controlling interest (8)	—	—	—	(10.5)
Costs associated with the relocation of processing facilities, net to ENLC (2)(6)	(1.9)	(1.7)	(17.7)	5.0
Contributions to investment in unconsolidated affiliates	(5.3)	(8.7)	(25.4)	(58.4)
Other (9)	(1.1)	0.4	(3.0)	1.2
Free cash flow after distributions	$122.4	$66.2	$249.7	$167.6

Actual declared distribution to common unitholders	$62.4	$57.5	$183.0	$174.3
Distribution coverage	3.94 x	3.98 x	3.64 x	3.75 x
Distributions declared per ENLC unit	$0.1325	$0.1250	$0.3975	$0.3750

(1)	Net of amortization of debt issuance costs, net discount of senior unsecured notes, and designated cash flow hedge, which are included in interest expense but not included in net cash provided by operating activities, and non-cash interest income, which is netted against interest expense but not included in adjusted EBITDA.

(2)	Represents cost incurred to execute discrete, project-based strategic initiatives aimed at realigning available processing capacity from our Oklahoma and North Texas segments to the Permian segment. These costs are not part of our ongoing operations.

(3)	Relates to the loss incurred to settle litigation that arose from Winter Storm Uri and is not part of our ongoing operations.

(4)	Includes utility credits redeemed, distributions from unconsolidated affiliate investments in excess of earnings, transaction costs, current income tax expense, and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(5)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP's 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon Petroleum Corporation's 50% share of adjusted EBITDA from the Ascension JV.

(6)	Excludes capital expenditures and costs associated with the relocation of processing facilities that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities.

(7)	Represents the cash distributions earned by the Series B Preferred Units and Series C Preferred Units, which are not available to common unitholders.

(8)	In January 2023, we settled the redemption of the mandatorily redeemable non-controlling interest in one of our non-wholly owned subsidiaries.

(9)	Includes current income tax expense, earnout payments related to the Amarillo Rattler Acquisition and the Central Oklahoma Acquisition, a reduction for non-cash gain associated with a lease modification, and proceeds from the sale of surplus or unused equipment and land, which occurred in the normal operation of our business.

EnLink Midstream, LLC

Operating Data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Midstream Volumes:
Permian Segment
Gathering and Transportation (MMBtu/d)	2,029,700	1,840,800	1,987,600	1,752,800
Processing (MMBtu/d)	1,864,700	1,699,700	1,820,300	1,626,500
Crude Oil Handling (Bbls/d)	195,500	176,100	183,800	158,100
Louisiana Segment
Gathering and Transportation (MMBtu/d)	2,561,500	2,468,900	2,711,100	2,501,900
Crude Oil Handling (Bbls/d)	—	18,600	—	17,800
NGL Fractionation (Bbls/d)	164,400	180,800	174,400	181,000
Brine Disposal (Bbls/d)	—	3,400	—	3,000
Oklahoma Segment
Gathering and Transportation (MMBtu/d)	1,242,900	1,223,000	1,202,200	1,218,600
Processing (MMBtu/d)	1,192,700	1,178,200	1,152,400	1,182,400
Crude Oil Handling (Bbls/d)	17,700	21,900	18,700	25,300
North Texas Segment
Gathering and Transportation (MMBtu/d)	1,516,400	1,563,100	1,479,900	1,591,100
Processing (MMBtu/d)	705,300	729,000	683,900	737,800